UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2010

Marshall Edwards, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50484 (Commission File Number)	51-0407811 (I.R.S. Employer Identification No.)
140 Wicks Road, North Ryde, NSW, 2113 Australia
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (011) 61 2 8877 6196
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
     At a Special Meeting (the “Special Meeting”) of stockholders held on March 29, 2010, Marshall Edwards, Inc. (the “Company”) stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a 1-for-10 reverse split ratio. Of the 73,463,233 shares of common stock entitled to vote at the Special Meeting, 64,083,307 shares of common stock were voted as follows:

Matter	For	Against	Abstain	Broker Non-Votes
Amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at the 1-for-10 reverse split ratio.	63,762,724	311,142	9,441	—
     On March 29, 2010, the Company filed a Certificate of Amendment (“Certificate of Amendment”) to the Company’s Restated Certificate of Incorporation in order to effect a 1-for-10 reverse stock split of the Company’s common stock effective as of the opening of trading of the Company’s common stock on Nasdaq on Wednesday, March 31, 2010.
     The primary objective of the reverse stock split is to maintain the Company’s listing on the NASDAQ Global Market by gaining compliance with NASDAQ’s minimum share price listing requirement.
     As a result of the reverse stock split, every 10 shares of the Company’s issued and outstanding common stock were combined into one share of common stock. The reverse stock split did not change the number of authorized shares of the Company’s common stock. No fractional shares of common stock were issued as a result of the reverse stock split. Holders of common stock who, as a result of the reverse stock split, would otherwise have received a fractional share of common stock, are entitled to receive a cash amount equal to the proceeds attributable to the sale of such fractional shares of common stock following the aggregation and sale by the Company’s transfer agent of all fractional shares of common stock otherwise issuable.
     Following the reverse stock split, the Company expects to have approximately 7,346,323 shares of common stock outstanding. The reverse stock split affected all shares of the Company’s common stock that were outstanding immediately prior to the effective time of the reverse stock split.
     Additional information about the reverse stock split is available in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 26, 2010.
     The Certificate of Amendment is attached hereto as Exhibit 3.1.1 and is incorporated by reference herein. The press release announcing stockholder approval and implementation of the reverse stock split is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The disclosure provided under Item 3.03 above is hereby incorporated by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
     The disclosure provided under Item 3.03 above is hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1.1	Certificate of Amendment to the Restated Certificate of Incorporation of Marshall Edwards, Inc.

99.1	Press Release dated March 31, 2010

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.
By:	/s/ David Seaton
David R. Seaton
Acting Chief Executive Officer and Chief Financial Officer

Dated: March 31, 2010

Index to Exhibits

Exhibit No.	Description
3.1.1	Certificate of Amendment to the Restated Certificate of Incorporation of Marshall Edwards, Inc.

99.1	Press Release dated March 31, 2010